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                                                                      EXHIBIT 11


                       NANOPHASE TECHNOLOGIES CORPORATION

               STATEMENTS REGARDING COMPUTATION OF LOSS PER SHARE

                                                                                  YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                         1996               1997              1998
                                                                   ----------------   ----------------   ---------------
HISTORICAL:
Weighted average common shares outstanding                                   77,586          1,283,359        12,416,305
                                                                   ================   ================   ===============

Net loss                                                           $     (5,577,688)  $     (3,072,470)  $    (5,633,880)
                                                                   ================   ================   ===============

Net loss per common share                                          $         (71.89)  $          (2.39)  $         (0.45)
                                                                   ================   ================   ===============

PRO FORMA:
Weighted average common shares outstanding                                   77,586          1,283,359
Weighted average preferred shares outstanding                             6,758,094          6,924,947
                                                                   ----------------   ----------------

    Total                                                                 6,835,680          8,208,306
                                                                   ================   ================

Net loss                                                           $     (5,577,688)  $     (3,072,470)
                                                                   ================   ================

Pro forma net loss per common share                                $          (0.82)  $          (0.37)
                                                                   ================   ================